SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

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                                Tuxis Corporation
      --------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                TUXIS CORPORATION

                      ------------------------------------

                    Notice of Special Meeting of Stockholders

                      ------------------------------------


To the Stockholders:

     Notice is hereby given that a Special Meeting of Stockholders of Tuxis Corporation (the "Company") will be held at the offices of the Company at 11 Hanover Square, New York, New York on Wednesday, October 31, 2001 at 8:30 a.m. for the following purposes:

1. To change the nature of the Company's business so as to cease to be an investment company;

2. To amend the Company's fundamental investment policies regarding concentration and investing in real estate; and

3. To amend Article VIII and Article XII of the Company's Articles of Incorporation.

     Stockholders of record at the close of business on September 14, 2001 are entitled to receive notice of and to vote at the meeting.

                                              By Order of the Board of Directors



                                              Monica Pelaez
                                              Secretary

New York, New York
September 17, 2001




Please Vote Immediately by Signing and Returning the Enclosed Proxy Card. Delay may cause the Company to incur additional expenses to solicit sufficient votes for the meeting.

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                                TUXIS CORPORATION

                      ------------------------------------

                                 PROXY STATEMENT

                      ------------------------------------


                         Special Meeting of Stockholders
                           To Be Held October 31, 2001

     This Proxy Statement, dated September 17, 2001, is furnished in connection with a solicitation of proxies by Tuxis Corporation (the "Company") to be voted at a Special Meeting of Stockholders of the Company to be held at the offices of the Company at 11 Hanover Square, New York, New York on Wednesday, October 31, 2001 at 8:30 a.m. and at any postponement or adjournment thereof ("Meeting") for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. Stockholders of record at the close of business on September 14, 2001 ("Record Date") are entitled to be present and to vote on matters at the Meeting. Stockholders are entitled to one vote for each Company share held and fractional votes for each fractional Company share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the Company, which must indicate the stockholder's name. To be effective, such revocation must be received prior to the Meeting. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given. Stockholders of the Company will vote as a single class. It is estimated that these proxy materials will be mailed to stockholders of record on or about September 20, 2001. The Company's principal executive offices are located at 11 Hanover Square, New York, New York 10005. CEF Advisers, Inc., 11 Hanover Square, New York, New York, 10005, serves as the Company's Investment Manager. Copies of the Company's most recent Annual and Semi-Annual Reports are available without charge upon written request to the Company at 11 Hanover Square, New York, New York 10005, or by calling toll-free 1-888-847-4200.

Proposal 1:  To change the nature of the Company's business so as to cease to be an investment company.

     The Board of Directors of the Company proposes and unanimously recommends to stockholders that the nature of the Company's business be changed so that the Company will cease to be an investment company. If this proposal is adopted, the Company intends to operate businesses directly or through companies in which the Company has a majority or other controlling interest and subsequently seek approval of the U.S. Securities and Exchange Commission ("SEC") for deregistration as an investment company.

The Proposal

     If the stockholders authorize changing the nature of the Company's business so that it may cease to be an investment company, the Company's management intends to concentrate the Company's investments in the real estate and services industries. Within the services industry, the Company will emphasize investments in the lodging subsector. The Company anticipates that at least 60% of its assets will be devoted to these industries taken together; in addition, the Company expects that certain of these investments, particularly those in the real estate industry, may offer tax advantaged income. Further, it is expected that the Company will continue investing in investment securities, although the scope of such investing would be intended to be consistent with the exclusion of the Company from the definition of investment company under the 1940 Act. There can be no assurance, however, that as an operating company the Company will be successful in seeking earnings or realizing gains or that the Company's participation in management of its operating businesses will be beneficial.


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     If this proposal is approved by the stockholders, CEF and the Company's
Board of Directors have mutually agreed to terminate the investment management agreement between CEF and the Company, pursuant to which CEF currently manages the Company's portfolio on a day-to-day basis. The Company and CEF anticipate that termination of the agreement would occur approximately 30 days after stockholder approval is obtained. Following such termination, the Company's officers, who are also officers of CEF, would manage the Company's business. These individuals, in their management capacities with CEF and its affiliated companies, have had significant experience in managing those companies' various operating businesses over the years, including those in the real estate business. The real estate business previously undertaken by such individuals has included a successful office building renovation. Further, the Company may employ additional officers and staff members and may engage third parties to assist it. Compensation currently is estimated initially to be at the annual rate of $200,000, which is approximately $132,000, or 192%, more than the management expenses incurred by the Company as an investment company during its last fiscal year, and which may increase or decrease in the future. As an internally managed investment company and as an operating company, the Company's Board, and not the shareholders, will have the authority to review and approve any changes in compensation and similar expenses. Although expenses are anticipated to rise as noted above, if this proposal is approved the Company's management intends to operate the Company with the intent of further increasing revenues to offset such expenses. The Company's current investment objective, which is non-fundamental and subject to change by the Board of Directors without shareholder approval, is to provide an attractive level of long term total return on an after tax basis, consisting of a combination of current income and capital appreciation. Although the approval of this proposal would not change this objective, after the Company deregisters under the Investment Company Act of 1940 ("1940 Act"), this investment objective will no longer be controlling.

     The Company's fundamental policies currently prevent it from concentrating its investments in the real estate and services industries to the extent set forth above and therefore Proposal 2 of this Proxy Statement seeks stockholder approval to amend the policies to allow the Company to concentrate its investments and to invest directly in real estate. If Proposal 1 and Proposal 2 are approved, the Company expects to establish and maintain a concentrated position in the real estate and services industries as soon as practicable. These investments will consist of investments directly in real estate, as well as investments in companies that engage in the business of real estate. In addition, an emphasis will be placed on investments in lodging companies and/or properties, although no particular investments have currently been identified. Beyond its intention to emphasize lodging investments, the Company has not at this time determined to focus its investments on any specific geographic region or on any particular type of properties or companies.

     The Company's management, whose affiliates own 124,728.852 Company shares or 14.42% of the Company's shares outstanding (see "Other Information"), recently recommended to the Company's Board of Directors that the Company change its activities so as to cease to be an investment company. The Board considered this matter at two board meetings, held on June 13, 2001 and July 24, 2001, and determined to recommend that stockholders vote to provide the necessary authorization. This conclusion was based in substantial part on management's perception of the appropriate business strategy to be pursued in the forthcoming years and the substantial market discount typically attributable to the shares of closed-end investment companies, like the Company. According to Morningstar, Inc., an independent provider of investment information and analytical tools, in 1997, 1998, 1999, and 2000, the average discount to net asset value of the Company was 15.6%, 3.6%, 14.4%, and 16.9%, respectively, the average discount to net asset value of the seven closed end investment companies in the domestic hybrid category, such as the Company, of Morningstar was 5.50%, 3.04%, 10.89%, and 15.39%, respectively, and the average discount to net asset value of the 423 closed end investment companies followed by Morningstar was 4.59%, 2.84%, 5.92%, and 10.19%, respectively. Management believes that enabling the Company to operate businesses directly or through companies in which it has a majority or other controlling interest could lead to more favorable results over time both through investing substantial funds in companies and creating companies which appear to have above average potential. Management believes that this business strategy will likely classify the Company as an operating rather than an investment company, and could reduce the market discount phenomenon that has

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historically affected the Company and closed end funds generally. In approving the change in the nature of the Company's business, the Board of Directors considered data obtained by management from Morningstar indicating that operating companies in the same capitalization range as the Company generally trade at less of a discount to book value than closed-end investment companies trade to net asset value and in certain cases at a premium. The 50 companies in the real estate industry, as tracked by Morningstar, have a five year average and current price/book ratio of 2.3 and 1.9, respectively, as of June 30, 2001. Of course, there is no assurance that this will be the case for the Company's shares.

     In approving the change in the nature of the Company's business, the Board of Directors considered other options in addition to converting to an operating company, in order to attempt to reduce the market discount at which the Company's shares have generally traded. In particular, the Board of Directors considered converting the Company to an open-end mutual fund, as well as liquidating the Company, but determined that changing the nature of the Company's business was a preferable method of attempting to reduce this market discount. In making such determination, the Board considered the loss of the Company's Chapter M status under the Internal Revenue Code ("Code"), as discussed below, and considered management's qualifications in managing an operating company.

Risk Factors

     Entry into a New Business and Dependence on Internalized Management

     One of the risks involved in the proposed conversion to an operating company relates to the Company's entry into a new business. Becoming an operating company would allow the Company to acquire or develop, directly or through one or more subsidiaries, businesses in which the Company has no experience or operating history. In addition, although the Company's management have previously managed their own operating businesses, they may lack sufficient business experience in managing an operating company with the particular focus that the Company intends to adopt. Likewise, there can be no assurance that the Company will be able to implement its proposed business plan or, if implemented, that it will be successful.

     Concentration

     The failure of businesses in which the Company concentrates its holdings would have a significant adverse effect on stockholders and their investment in the Company. The investment return to stockholders would be dependent upon the performance of one or a few operating businesses rather than a broad range of investment securities. Additionally, as is generally true for most companies that concentrate their holdings in a particular industry or industries, the Company may be more susceptible to economic, political, and regulatory developments than is currently the case. Concentration may increase the risk to stockholders if a given business fails to perform satisfactorily but concentration is a key element in the Company's business strategy. In addition to the general risks of concentration, there are specific risks attributable to concentration in the industry in which the Company will focus. The real estate sector is subject to various risks, including declines in property value due to general, local and regional economic conditions, overbuilding and extended vacancies of properties, increased property taxes, casualty or condemnation losses, changes in zoning laws, and environmental clean up costs (see below). Risks related to the lodging industry include competition, government regulation, and labor issues. Competition is based on a number of factors including room rates, quality of accommodations, service levels, convenience of location, reputation, reservation systems, name recognition, and supply and availability of alternative lodging in local markets, including short-term lease apartments and limited service hotels. Governmental regulation arises primarily from the number of states which regulate the licensing of hotels by requiring registration, disclosure statements, and compliance with specific standards of conduct. Lodging companies are also subject to laws governing their relationship with employees, including minimum wage requirements, overtime, working conditions, and work permit requirements. Under the Americans With

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Disabilities Act ("ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons and lodging companies can be subjected to a material ADA claim.

     The Company expects to sell investment securities with the anticipated result that its holdings will become concentrated in one or a relatively few companies to be owned as operating companies. Since there is no assurance when such opportunities may become available, it is possible that, even if the stockholders approve the recommended change, there may be no significant near-term change in the Company's business.

     Risks of Direct Ownership of Real Estate

     If the proposals are approved, the Company intends to invest directly in real estate. Real estate investments are inherently risky. The commercial real estate industry is highly competitive, and the Company will compete with substantially larger companies for the acquisition, development and operation of properties. New developments and acquisitions may fail to perform as expected. Returns available from real estate depend on the amount of income and capital appreciation generated by the properties held. Income from properties may be adversely affected by: changes in economic conditions; increases in operating costs such as real estate taxes, insurance premiums, site maintenance and utilities; changes in interest rates and the availability of financing; and changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes. Renovation, redevelopment, development and related construction activities of the Company may be exposed to the following risks: inability to obtain, or delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, which could result in increased costs or abandonment of these activities; construction costs for a property which exceed original estimates due to increased costs for materials or labor or other costs that were unexpected; inability to obtain financing with favorable terms, which may make the Company unable to proceed with its development activities; inability to complete construction and lease-up of a property on schedule, which could result in increased debt service expense or construction costs. Additionally, the time frame required for development, construction and lease-up of these properties may mean waiting a few years for a significant cash return. Unfavorable changes in local market and economic conditions could hurt occupancy or rental rates. Local economic conditions and the industries in which Company tenants operate may affect their ability to make lease payments. The Company may be exposed to a variety of risks if it chooses to enter into new markets. These risks include: a lack of market knowledge and understanding of the local economies; an inability to identify acquisition or development opportunities; an inability to obtain construction tradespeople; and an unfamiliarity with local government and permitting procedures. There is limited liquidity in real estate investments which could limit the Company's ability to vary its portfolio in response to changes in economic and other conditions. Uninsured and underinsured losses could result in loss of value of the Company's properties because there are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods, that may be uninsurable or not economically insurable. Environmental liabilities could result in substantial costs since under various environmental laws, a current and previous owner and operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances, including asbestos-containing materials that are located on or under the property. These laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of those substances.

     Increased Exposure to Portfolio Risk

     The Company's current investment objective is to provide an attractive level of long term total return on an after tax basis, consisting of current income and capital appreciation. To achieve this objective, the Company invests at least 50% of the value of its total assets (except when maintaining a temporary defensive position) in municipal securities. The Company invests the remainder of its total assets primarily in securities of selected growth companies that, in the Investment Manager's opinion, will grow faster than the economy as a whole and tax-advantaged investments, such as securities issued by real estate companies and real estate investment trusts (REITs), based on its analysis of issuer fundamentals, technical and economic trends, and other

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factors. The municipal securities in which the Company invests primarily are rated investment grade by a nationally recognized statistical rating organization or, if unrated, deemed by the Investment Manager to be of comparable quality, and of varying maturities, depending on the Investment Manager's evaluation of current and anticipated market conditions. The Company invests less than 5% of its total assets in municipal securities rated below investment grade. The Company has continued to maintain the tax-advantaged status of the income generated from the portion of its portfolio invested in municipal securities. The securities in which the Company is permitted to invest also includes equity securities, such as common stocks and preferred stocks, convertible securities, non-municipal debt securities, mortgage-related securities (including inverse floaters), asset-backed securities, warrants, loan participation interests, securities of other investment companies, and securities issued by companies that invest or deal in natural resources or commodities. Issuers of these securities may include U.S. and foreign entities, including small capitalization companies and private companies, and such securities may be denominated in U.S. dollars or foreign currencies. In addition, the Company is permitted to lend portfolio securities, and use leverage and futures. The investment objective is non-fundamental and the management policies are, with certain exceptions, non-fundamental. As of December 31, 2000, approximately 93% of the Company's investments were in municipal securities and approximately 7% were in equity securities.

     The Company's current investment objective and its policies that, among other things, require it to invest at least 50% of its total assets in municipal securities, which currently are primarily investment grade, will be discontinued if this proposal is approved; therefore, to the extent that the Company reduces its holdings of such investment grade securities, it will be subject to a greater degree of risk with respect to the financial stability and business operations of its portfolio companies. Moreover, although it is required to hold a minimum of 50% of assets in municipal securities, the Company has operated from time to time with a significantly higher percentage of assets so invested. As a result, if the proposal is approved, an investment in the Company is likely to be characterized by substantially increased risk. Moreover, because as currently constituted the Company's portfolio is largely tax-sheltered, for taxable investors the change to the Company's portfolio if the proposal is approved may result in additional taxable income or gains. However, as noted, the Company intends to seek to make tax-advantaged investments in real estate, to the extent such opportunities are available.

     An operating company would record its investments at market value similar to an investment company; however, in some cases, where the Company has significant investments (ownership of 20% or more of a company's voting stock), the Company may be able to include in its reported earnings and assets its proportionate share of the earnings or losses of the investee company, provided that the investment and related control would not be deemed temporary. In contrast, an investment company would record as income only dividends received and the change in its assets would reflect changes in the valuation of its portfolio of securities and other assets. As a result, it is possible that the valuation of the assets held by the Company as an operating company would no longer be subject to a requirement to use fair market value, to the extent such assets are accounted for on an equity or consolidated basis, and therefore the determination of the Company's net assets or book value will become less readily available. While investment companies are required to carry and report all investments at fair value, non-investment companies are required to use the equity or consolidated basis of accounting if such basis of accounting pertains to a particular investment. As such, the Company would carry its investment at the original investment price (cost) plus its proportionate share of the earnings in the investee company. Therefore, the current weekly fair valuing of investments owned by the Company would no longer be reflected on the financial statements. Rather, as stated, the Company would carry these investments at cost plus its proportionate share of earnings of the investee company. Other than a permanent impairment of the carrying value of investments carried at the equity basis of accounting, which would require a write-down to fair value, the carrying value would not reflect fair value. The recording of fair value would be at the time of the ultimate disposition of such investments and be reflected in the resulting gain or loss on sale of the investment.


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     Federal Income Tax Treatment

     The Company has qualified for and elected tax treatment under subchapter M of the Code as a regulated investment company ("RIC"). A RIC, unlike an ordinary corporation, pays no federal income taxes on that portion of its annual income distributed to stockholders provided that at least 90% of such income is so distributed. As a consequence of this special tax treatment, a RIC is required to act largely as a passive investment vehicle, limited in its scope of permissible investments and in its ability to manage directly such investments. In order to qualify as a RIC, the Company has distributed substantially all of its income each year to stockholders.

     If a change in the Company's business to that of an operating company is authorized by the stockholders, and certain changes are made to the Company's portfolio to effect that mandate, the Company would cease to be taxed as a RIC. At such time as the Company ceases to be taxed as a RIC, it will no longer be necessary to make such distributions, and the determination of whether to make distributions to stockholders will be made in the discretion of the Company's Board of Directors. Further, in such event, the Company will be taxed as a regular corporation for federal income tax purposes, and its total net income would be subject to federal taxation at the corporate level, reducing the amount of income available for distribution to shareholders or for retention by the Company. To the extent that such income is distributed to stockholders, these dividends are also subject to taxation at the stockholder level as ordinary income and the Company gets no deduction for such dividends. In addition, if the Company ceases to be taxed as a RIC, it may become subject to certain state and local taxes and other taxes, such as the federal personal holding company tax, to which it is not currently subject. Further, dispositions of certain portfolio securities may result in the realization of more taxes than otherwise.

     Distributions

     Currently, the Company makes a quarterly dividend distribution reflecting the Company's managed 10% distribution policy. The policy is intended to provide stockholders with a relatively stable cash flow and reduce or eliminate any market price discount to the Company's net asset value per share. Quarterly distributions of approximately 10% of the Company's net asset value per share on an annual basis have been paid primarily from ordinary income and any net capital gains, with the balance representing return of capital. The amount of the distribution has varied depending on the net asset value per share at the time of declaration. Although no determination has yet been made as to the Company's distribution policy, in the event this proposal is approved, it is possible that the board may determine that some or all of the Company's income is required as working capital for its operations and that, accordingly, no distributions should be made. In that event, and for so long as such policy is in place, stockholders would receive no current income from their investment in the Company.

     Regulatory - Definition of "Investment Company" and Regulation under the Securities Laws

     The 1940 Act defines an investment company to include (i) any corporation which, on an unconsolidated basis, has, or proposes to have, more than 40% of the value of its total assets (exclusive of U.S. Government securities and cash items) invested in investment securities (exclusive of such Government securities and securities issued by majority-owned subsidiaries which are not themselves investment companies and are not relying on certain exemptions from the definition of investment company) and (ii) any corporation which is, or holds itself out as being, primarily engaged in the business of investing, reinvesting or trading in securities. The 1940 Act excludes from classification as an investment company (i) any corporation primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities and (ii) any corporation which the SEC determines and declares to be primarily engaged, either directly or through majority-owned subsidiaries, or controlled companies conducting similar types of businesses, in one or more businesses other than that of investing, reinvesting, owning, holding or trading in securities.


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     As a registered investment company with shares listed on the American Stock
Exchange, the Company is regulated under a variety of securities laws and rules, including particularly the 1940 Act, the Securities Exchange Act of 1934 (the "1934 Act") and the rules of (and the listing agreement with) the American Stock Exchange. These rules on occasion overlap and/or complement each other as, for example, in the area of proxy solicitation where the 1940 Act incorporates by reference the various provisions of the 1934 Act, as well as certain rules of the American Stock Exchange. The Company intends to continue its American Stock Exchange listing. There are rules specific to the investment company format, however, and these would no longer be applicable after deregistration as an investment company.

     The following is a brief summary of the regulatory structure imposed by the 1940 Act. The 1940 Act prohibits certain transactions between the Company and affiliated persons, including directors and officers of the Company or affiliated companies, unless such transactions are exempted by the SEC; regulates the composition of the Board; regulates the capital structure of the Company by restricting the issuance of senior equity and debt securities and restricts the issuance of stock options, rights and warrants; prohibits pyramiding of investment companies and the cross ownership of securities; provides for the custody of securities and bonding of certain employees; regulates the form, content and frequency of financial reports to stockholders; requires the Company to carry its assets at fair value rather than at cost in financial reports; requires that the Company file with the SEC periodic reports designed to disclose compliance with the 1940 Act and to present other financial information; prohibits the Company from changing the nature of its business or fundamental investment policies without the prior approval of its stockholders; prohibits voting trusts; and requires stockholder ratification of the selection of accountants. Other provisions of the 1940 Act state that common stock may not be issued at less than net asset value; provide that no securities may be issued for services or for property other than cash or securities except as a dividend or a distribution to security holders or in connection with a reorganization; restrict the manner in which repurchases of stock may be effected; restrict plans of reorganization; provide for enforcement by the SEC of the 1940 Act through administrative proceedings and court actions; and create a right in private persons to bring injunctive and damage actions in Federal courts to enforce compliance with the 1940 Act. With respect to other provisions of the 1940 Act, e.g., periodic reporting, deregistration would mean the substitution of one set of rules and forms for another.

     If this proposal is approved by stockholders and if, as a result of a change in the nature of the Company's operations the SEC should approve deregistration under Section 8(f) of the 1940 Act, stockholders would no longer have the benefit of the significant regulatory protections provided by the 1940 Act as outlined herein. However, following deregistration, stockholders would continue to have the protections afforded by the 1934 Act, which regulates publicly traded companies, including the following: soliciting proxies from stockholders, filing interim and annual reports with the SEC, filing securities ownership reports by directors, officers and principal stockholders, and engaging in insider trading in securities, using manipulative devices in connection with certain security transactions, and making misleading statements in reports or documents filed with the SEC. The protections of the 1940 Act, as described above, are substantive in nature, and thus differ in both nature and quality, from the requirements of the 1934 Act, which relate primarily to disclosure and reporting.

Procedures after Stockholder Approval

     In the event of stockholder approval of this proposal, the Company intends to apply to the SEC for an order under Section 8(f) of the 1940 Act declaring that it has ceased to be an investment company as soon as the Company becomes an operating company. After reviewing the application, the SEC can require the Company to supply additional information, which may result in one or more amendments to the application. The SEC can on its own motion or on the motion of any interested party order a public hearing on the application. It cannot be stated with certainty whether the SEC will grant the Company's application, and the Company anticipates it would take approximately six to nine months from the date of filing to obtain a deregistration order.


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     Until the SEC issues a deregistration order, the Company will continue to be registered as an investment company. Upon issuance of an order of deregistration, the 1940 Act will no longer apply to the Company's affairs. In addition, upon issuance of such an order, the Company's investment objective and its proposed investment policies as set forth above would become subject to the discretion of Board of Directors of the Company, who would be solely responsible for determining the investment focus of the Company.

Vote Required and the Board's Recommendation

     Under the 1940 Act, the Company may not change the nature of its business so as to cease to be an investment company without the affirmative vote of the lesser of (a) 67% of the Company's outstanding voting securities present at the Meeting, if the holders of more than 50% of the Company's outstanding voting securities are present in person or represented by proxy, or (b) more than 50% of the Company's outstanding voting securities.

     The Company's Board of Directors, including the "non-interested" directors, unanimously recommends that stockholders vote "for" the proposal to change the nature of the Company's business so as to cease to be an investment company.


Proposal 2: To amend the Company's fundamental investment policies regarding concentration and investment in real estate.

     The Board of Directors unanimously recommends that stockholders approve the proposal to change certain fundamental investment policies. Policy 1, which prohibits the Company from investing 25% or more of its assets in a single industry, would to be changed to permit the Company to concentrate its investments in the real estate and services industries. Policy 1 would remain fundamental, as required by the 1940 Act, and would be amended to read as follows: "The Company will invest 25% or more of the value of its total assets in the real estate and services industries." Policy 2 would remain fundamental, as required by the 1940 Act, and would be amended to read as follows: "The Company may purchase, hold, and sell real estate directly, or indirectly through (without limitation) securities that are secured by real estate or interests therein or issued by companies, limited partnerships, or other entities which invest or deal in real estate or interests therein or real estate investment trusts" ("REITs").

     Currently, these fundamental policies, which may not be changed without stockholder approval, include the following: The Fund may not

1. Purchase any security if, as a result, 25% or more of the value of the Fund's total assets would be invested in the securities of issuers having their principal business activities in the same industry, except that this limitation does not apply to securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, or to municipal securities.

2. Purchase or sell real estate, but the Fund may purchase and sell securities that are secured by real estate or interests therein or issued by companies, limited partnerships, or other entities which invest or deal in real estate or interests therein or real estate investment trusts and hold and sell real estate as a result of ownership of such securities or instruments.

     The current policies may prohibit the Company from effecting its goal of converting from an investment company to an operating company and from making direct investments in real estate as described in Proposal 1 of this Proxy Statement. The proposed amendments would allow the Company the ability to concentrate its assets in one or more of these industries and to purchase real estate directly. The Company expects to establish and maintain a concentrated position and to purchase real estate directly as soon as practicable following shareholder approval and identification of appropriate investment opportunities. As noted above, upon SEC approval of the Company's application for deregistration as an investment company under the 1940 Act, the Company's operations would no longer be governed by these policies and the Company may devote its assets in other industries, such as manufacturing, or technology, as the Board of Directors may determine from time to time.

Risk Factors

     If Proposal 2 is approved, the Company would face those risks related to concentration, and direct ownership of real estate, as discussed above in connection with Proposal 1.

Vote Required and the Board's Recommendation

     Approval of this proposal will be sought by two separate votes. Approval of this proposal, with respect to each separate vote, requires the affirmative vote of the lesser of (a) 67% of the Company's outstanding voting securities present at the Meeting, if the holders of more than 50% of the Company's outstanding voting securities are present in person or represented by proxy, or (b) more than 50% of the Company's outstanding voting securities.

     The Company's Board of Directors, including the "non-interested" directors, unanimously recommends that stockholders vote "for" the proposal to change the Company's investment policies regarding concentration and investment in real estate, as described in the proposal.

Proposal 3: To amend Article VIII and Article XII of the Company's Articles of
            Incorporation.

     If Proposals 1 and 2 are approved by the stockholders, it is further proposed that the charter of the Company be amended by eliminating references to the 1940 Act, which amendments would be filed with the Maryland State Department of Assessments and Taxation and made effective on or after the date an order is obtained from the SEC under Section 8(f) of the 1940 Act, declaring that the Company has ceased to be an investment company. The amendments would, in connection with the voting percentages required to approve certain proposals, delete reference to the voting standard called for under the 1940 Act. Under the 1940 Act, a majority vote is deemed to mean the affirmative vote of the lesser of (a) 67% of the Company's outstanding voting securities present at a meeting, if the holders of more than 50% of the Company's outstanding voting securities are present in person or represented by proxy, or (b) more than 50% of the Company's outstanding votingsecurities. Currently, this standard applies to certain proposals, including advisory contract amendments, changes in the status of a company as an investment company, such as that contained in Proposal 1, or investment policy changes such as those contained in Proposal 2 hereof. The amendments would also delete all references to conversion of the Company to an open-end company, as such provisions would no longer be applicable following the Company's change in status to an operating company. The Company's Board of Directors determined that the amendments were necessary and advisable, and approved and advised them, subject to stockholder approval, on July 24, 2001. Also at that meeting, the Board approved a minor amendment to Article IX of the Company's Articles of Incorporation to delete a single reference therein to the 1940 Act. This amendment does not require the approval of stockholders, and therefore such approval is not being sought. The text of the amendments approved and advised by the Board and requiring stockholder approval is set forth as Exhibit A hereto.

     Although the shareholders are not being asked to vote on any changes to the Company's bylaws at the Meeting, amendment of the bylaws may occur from time to time in the discretion of the Board of Directors of the Company, prior and subsequent to the Company's receipt of an order of deregistration from the SEC under Section 8(f).

Vote Required and the Board's Recommendation

     Approval of this proposal will be sought by two separate votes. Approval of this proposal, with respect to each separate vote, requires the affirmative vote of a majority of the Company's outstanding voting securities. Approval of this proposal is conditioned upon stockholder approval of Proposals 1 and 2.

     The Company's Board of Directors, including the "non-interested" directors, unanimously recommends that stockholders vote "for" amending the Company's Articles of Incorporation.

                             Additional Information

     CEF, the Investment Manager, is a wholly owned subsidiary of Winmill & Co. Incorporated and an affiliate of Investor Service Center, Inc. Bassett S. Winmill may be deemed a controlling person of Winmill & Co. Incorporated, CEF, and Investor Service Center, Inc. As of the Record Date, the Company had 865,221.420 shares of common stock issued and outstanding entitled to be voted at the Meeting. To the knowledge of the management of the Company, as of the Record Date, the only stockholders that beneficially owned 5% or more of the outstanding shares of the Company according to a Schedule 13D filed on July 23, 2001 are:

                                                          Approximate Percentage
                                                          of the Company's Total
Name and Address                           Common Stock       Outstanding Shares

Investor Service Center, Inc.*          124,728.852 shares           14.42%
(affiliate of the Investment Manager)
11 Hanover Square
New York, New York 10005

Winmill & Co. Incorporated**
(parent of the Investment Manager)
11 Hanover Square
New York, New York 10005                124,728.852 shares           14.42%

Bassett S. Winmill***                   129,318.794 shares           14.95%
11 Hanover Square
New York, New York 10005

     The following table presents certain information regarding the beneficial ownership of the Company's shares as of the Record Date by each officer and Director of the Company owning shares on such date. In each case, such amount constitutes less than 1% of the Company's outstanding shares.
--------
* Investor Service Center, Inc. is a wholly-owned subsidiary of Winmill & Co. Incorporated.

** Winmill & Co. Incorporated has indirect beneficial ownership of these shares, as a result of its status as a controlling person of Investor Service Center, Inc., the direct beneficial owner.

*** Bassett S. Winmill has indirect beneficial ownership of 124,728.852 of these shares, as a result of his status as a controlling person of Winmill & Co. Incorporated and Investor Service Center, Inc., the direct beneficial owner. Mr. Winmill disclaims beneficial ownership of the shares held by Investor Service Center, Inc.

Name of Officer or Director            Number of Shares
---------------------------            ----------------
Robert D. Anderson                          200.000
Russell E. Burke III                          0.000
David R. Stack                              100.000
Bassett S. Winmill*                       4,611.182
Thomas B. Winmill                            25.470

* Bassett S. Winmill, Chairman of the Board of Directors of the Company, would receive a salary for services rendered to the Company if Proposal 1 is approved by shareholders. Currently, Mr. Winmill receives no salary from the Company but is employed by CEF, the Company's Investment Manager.

     A quorum is constituted with respect to the Company by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Company entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation, and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the meeting in person or by proxy. A stockholder vote may be taken for one or more of the proposals in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "for" a proposal in favor of any adjournment, and will vote those proxies required to be voted "against" a proposal against any adjournment. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Company on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, "abstentions"), the Company's shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue. Abstentions, however, will have the effect of a "no" vote for the purpose of obtaining requisite approval for Proposals 1, 2, and 3.

     In addition to the use of the mails, proxies may be solicited personally, by telephone, or by other means, and the Company may pay persons holding its shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. The Company will bear the cost of soliciting proxies. In addition, the Company will retain N.S. Taylor & Associates ("N.S. Taylor"), 15 North Street, 2nd Floor, P.O. Box 358 Dover-Foxcroft, ME 04426, to solicit proxies on behalf of its Board for a fee estimated at $5,000 plus expenses, primarily by contacting stockholders by telephone and telegram. Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the stockholder's identity. In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of an entity) or other identifying information and the number of shares owned and to confirm that the stockholder has received the Company's Proxy Statement and proxy card in the mail. Within 48 hours of receiving a stockholder's telephonic voting instructions and prior to the Meeting, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder's instructions and to provide a telephone number to call immediately if the stockholder's instruction are not correctly reflected in the confirmation. Stockholders requiring further information with respect to telephonic voting instructions or the proxy generally should contact N.S. Taylor toll-free at 1-866-470-4500. Any stockholder giving a proxy may revoke it at any time before it is exercised by submitting to the Company a written notice of revocation or a subsequently executed proxy or by attending the meeting and voting in person.

Submission Deadlines for Stockholder Proposals

     The deadline for submitting stockholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting was June 22, 2001, pursuant to Rule 14a-8(e)2 of the 1934 Act. Pursuant to Rule 14a-8(e)(2) of the 1934 Act, August 21, 2001 was the date after which notice of a stockholder proposal submitted outside the processes of Rule 14a-8 under the 1934 Act is considered untimely, as established by the Company's By Laws. In addition, for a nomination to be made by a stockholder or for any other business to be properly brought before the annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company in the manner set forth in the Company's bylaws. As of the date hereof, the Company's bylaws provide that to be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) calendar days and not more than ninety (90) calendar days prior to the anniversary date of the mailing date of the notice of the preceding year's annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) calendar days before or sixty (60) calendar days after such anniversary date, notice by the stockholder in order to be timely must be soreceived not later than the close of business on the later of the sixtieth (60) calendar day prior to such annual meeting or the tenth (10th) calendar day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. For purposes of that provision, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the Company with the SEC pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder of the 1934 Act or pursuant to Section 30 (or the rules or regulations thereunder) of the 1940 Act.

Notice to Banks, Broker/Dealers and Voting Trustees and Their Nominees

     Please advise the Company, at its principal executive offices, to the attention of N.S. Taylor whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

     It is important that proxies be returned promptly. Therefore, stockholder who do not expect to attend the meeting in person are urged to complete, sign, date and return the enclosed proxy card in the enclosed stamped envelope in order to avoid unnecessary expense.

                                    Exhibit A

     Articles VIII and XII of the charter of Tuxis Corporation shall be amended to read as follows (language to be deleted is enclosed within double braces; language to be added is enclosed within double asterisks):


                   ARTICLE VIII CERTAIN VOTES OF STOCKHOLDERS

               (1) (a) Except as otherwise provided in these Amended and Restated Articles of Incorporation and notwithstanding any other provision of the Maryland General Corporation Law to the contrary, any action submitted to a vote by stockholders requires the affirmative vote of at least eighty percent (80%) of the outstanding shares of all classes of voting stock, voting together, in person or by proxy at a meeting at which a quorum is present, unless such action is approved by the vote of a majority of the Board of Directors, in which case such action requires {{(A) if applicable, the proportion of vote required by the Investment Company Act of 1940, as amended (the "1940 Act"), or
               (B)}} the lesser of {{(1)}} **(A)** a majority of all the votes entitled to be cast on the matter with the shares of all classes of voting stock voting together, or {{(2)}} **(B)**if such action may be taken or authorized by a lesser proportion of votes under applicable law, such lesser proportion."


                  {{ARTICLE XII CONVERSION TO OPEN-END COMPANY

               Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Amended and Restated By-Laws of the Corporation, the approval, adoption or authorization of any amendment to these Amended and Restated Articles of Incorporation that makes the Common Stock or any other class of capital stock a "redeemable security" as that term is defined in the 1940 Act shall require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of all classes of voting stock, voting together, in person or by proxy at a meeting at which a quorum is present, unless approved by at least a majority of the Directors, in which case such amendment or repeal would require the affirmative vote of the holders of a majority of the number of votes entitled to be cast thereon.

               The Corporation shall notify the holders of all capital stock of the approval, in accordance with the preceding paragraph of this
               Article XII, of any amendment to these Amended and Restated Articles of Incorporation that makes the Common Stock or any other class of capital stock a "redeemable security" (as that term is defined in the 1940 Act) no later than thirty (30) days prior to the date of filing of such amendment with the Department of Assessments and Taxation (or any successor agency) of the State of Maryland; such amendment may not be so filed, however, until the later of (a) ninety (90) days following the date of approval of such amendment by the holders of capital stock in accordance with the preceding paragraph of this Article XII and
               (b) the next January 1 or July 1, whichever is sooner, following the date of such approval by holders of capital stock.}}

     Your vote is important!


Please sign and date the proxy/voting instructions card above and return it promptly in the enclosed postage-paid envelope or otherwise to Tuxis Corporation c/o Corporate Election Services, 200 Corporate Center Drive, Suite 175 Moon Township, PA 15108 so that your shares can be represented at the Meeting.





Please fold and detach card at perforation before mailing.





Tuxis Corporation       Proxy/Voting Instruction Card



This proxy is solicited by and on behalf of the Company's Board of Directors for a Special Meeting of Stockholders on October 31, 2001 and at any postponement or adjournment thereof.

The undersigned stockholder of Tuxis Corporation (the "Company") hereby appoints Thomas B. Winmill and Monica Pelaez and each of them, the attorneys and proxies of the undersigned, with full power of substitution in each of them, to attend a Special Meeting of Stockholders to be held at the offices of the Company at 11 Hanover Square, New York, New York on Wednesday, October 31, 2001 at 8:30 a.m., and at any postponement or adjournment thereof ("Meeting") to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all of the powers the undersigned possesses and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the proxy statement for the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the accompanying Proxy Statement and revokes any proxy heretofore given for the Meeting. The above-named proxies agree to vote the shares in accordance with the instructions of the undersigned set forth below. If no directions are given, the proxies will vote FOR all proposals and in their discretion on any other matter that may properly come before the Meeting.

Sign here as name(s) appear to the left.


-------------------------



-------------------------
Signature(s) should be exactly the same as the name or names appearing on this form. Please sign this proxy and return it promptly whether or not you plan to attend the Meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the Meeting and decide to vote by ballot, such vote will supersede this proxy.

Dated:_________________, 2001

     Proxy to be signed and dated on the reverse side.
     Please fold and detach card at perforation before mailing.






Tuxis Corporation Please mark your votes as in this example: ,


Please sign, date and return this proxy/voting instructions card promptly in the enclosed postage-paid envelope. If no direction is given on a proposal, the proxies will vote FOR the proposal, in accordance with the Company Board's recommendations.

1. To change the nature of the Company's business so as to cease to be an investment company.

[ ]        FOR              [ ]        AGAINST                [ ]        ABSTAIN

2.   To amend the Company's fundamental investment policies.

A.   To amend policy 1 regarding concentration to read as follows:

"The Company will invest 25% or more of the value of its total assets in the real estate and services industries."

[ ]        FOR              [ ]        AGAINST                [ ]        ABSTAIN

B.   To amend policy 2 regarding real estate investment to read as follows:

"The Company may purchase, hold, and sell real estate directly, or indirectly through (without limitation) securities that are secured by real estate or interests therein or issued by companies, limited partnerships, or other entities which invest or deal in real estate or interests therein or real estate investment trusts."

[ ]        FOR              [ ]        AGAINST                [ ]        ABSTAIN

3. To amend the Company's Articles of Incorporation. Approval of this proposal is conditioned upon stockholder approval of Proposals 1 and 2.


A. To amend Article VIII to remove reference to the voting standard contained in the 1940 Act, as set forth in Exhibit A.

[ ]        FOR              [ ]        AGAINST                [ ]        ABSTAIN

B. To amend Article XII to remove the reference to conversion of the Company to an open-end investment company, as set forth in Exhibit A.

[ ]        FOR              [ ]        AGAINST                [ ]        ABSTAIN